EQUIPMENT PURCHASE AGREEMENT

This Equipment Purchase Agreement (the “Agreement”) is made this 6th day of March, 2008 (the “Effective Date”), by and between Planar Energy Devices, Inc., a Delaware corporation whose address is 653 W Michigan St., Orlando, FL  32805 (“Buyer”) and Oak Ridge Micro-Energy, Inc., a Colorado corporation, whose address is 275 Midway Lane, Oak Ridge, TN 37830 (“Seller”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Purchase and Sale of the Equipment and Purchase Price. At the Closing (as defined in Section 2): (A) Seller shall: (1) sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase, accept, and pay for all right, title, and interest in and to the tangible machinery and equipment set forth on Schedule 1 hereto (the “Equipment”); and (2) execute, enter and deliver to Buyer the instruments, documents and agreements set forth in section 7; and (B) Buyer shall pay Seller, by wire transfer to First Utah Bank, 1991 South 3600 West, SLC, UT 84104, Telephone (801) 977-8700, Account: Oak Ridge Micro-Energy, Inc., Account #41001660, Routing #12430261, Six Hundred Thousand and 00/100 dollars ($600,000.00) (the “Purchase Price”).

2.

Closing.  The closing (the “Closing”) and consummation of the transactions contemplated by this Agreement, shall take place by facsimile exchange of the documents on or before March 10, 2008, full payment by Buyer of the balance of the Purchase Price to Seller and delivery of the original documents via FedEx the next business day, or the next business day after satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself), if thereafter, or such other date as the parties may mutually determine. “Closing Date” means the date of the exchange of documents via facsimile.  It is understood and agreed that no access to the facilities located at 275 Midway Lane, Oak Ridge, TN 37830 where the Equipment is located will be given to Buyer until full payment of the Purchase Price has been made by Buyer to Seller.

3.

Representations and Warranties of Seller.  Seller represents and warrants to Buyer that the statements contained in this section 3 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date.

3.1

Organization of the Buyer / Authorization of Transaction. The Seller is a Colorado corporation, duly organized and in good standing in the State of Colorado. Seller has full power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform and consummate, its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person(s), or government or governmental agency in order to consummate the transactions contemplated by this Agreement.

3.2

Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, immediately or with the passage of time: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller or the Equipment is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of the Equipment is subject.

3.3

Consents. No approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

3.4

Title to and Condition of the Equipment; Leased Equipment. Seller has good and marketable title to the Equipment, free and clear of all security interests, liens and encumbrances.  The Equipment constitutes all machinery and equipment used by Seller to produce and manufacture thin film batteries, as same was undertaken by Seller immediately prior to the Effective Date and from the Effective Date through the Closing Date, except for the Proprietary Targets (as defined below).  Each item of the Equipment is, to the knowledge of Seller, free from defects.  Other than as expressly set forth herein, the Equipment is being sold “as-is.”  “Proprietary Targets” means those sputtering targets related to the Seller’s intellectual property or proprietary customer products. Such targets shall be stored in a location accessible only by the Seller.

3.5

Litigation. Neither the Seller nor the Equipment: (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (B) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

3.6

Taxes.  Seller has filed all tax returns that it was required to file, including, without limitation, all tax returns and informational statements concerning income taxes, sales taxes, unemployment taxes, employee withholding, FICA and Medicare, where the failure to file such returns could give rise to a lien or encumbrance on the Equipment. All such tax returns were true, correct and complete in all respects and all taxes owed or payable by Seller or which Seller was required to remit to any governmental entity (whether or not shown on any tax return) have been paid.

3.7

Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

3.8

Disclosure.  The representations and warranties contained in this section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this section 3 not misleading.

4.

Representations and Warranties of Buyer.  Buyer represents and warrants to Seller that the statements contained in this section 4 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date.

4.1

Organization of the Seller / Authorization of Transaction. The Buyer is a Delaware corporation, duly organized and in good standing in the State of Delaware. Buyer has full power and authority, including full corporate power and authority, to execute and deliver this Agreement and to perform and consummate, its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person(s), or government or governmental agency in order to consummate the transactions contemplated by this Agreement.

4.2

Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, immediately or with the passage of time: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer or the Equipment is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of the Equipment is subject.

4.3

Consents. No approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

4.4

Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

4.5

Disclosure.  The representations and warranties contained in this section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this section 4 not misleading.

5.

Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date.

5.1

General. Each of the parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

5.2

Notices and Consents. Seller will give any required or Buyer requested notices to third parties, including, without limitation, notices required by applicable securities laws, and Seller will use its best efforts to obtain any third party consents that are required or that Buyer may reasonably request.

5.3

Insuring and Preserving of Equipment. Seller will: (A) keep the Equipment insured for no less than the Purchase Price and intact; and (B) not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business with respect to any of the Equipment or which would frustrate the purpose of this Agreement.  Risk of loss of the Equipment between the Effective Date and the Closing Date shall be borne by the Seller.

5.4

Notice of Developments. During the time from the execution of this Agreement through Closing, each party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties set forth herein. No disclosure by any party pursuant to this section 5.4, however, shall be deemed to amend or supplement any schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

5.5

Exclusivity. Seller will not (and Seller will not cause or permit any third party on behalf of Seller to): (A) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of the Equipment; or (B) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek the foregoing. Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to the foregoing.

6.

Post Purchase Covenants. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under section 10 below).   Without limiting the foregoing, Seller shall from time to time at the request of Buyer and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment in addition to those delivered hereunder, and will take such other actions as Buyer may request from time to time, to more effectively transfer, convey, and assign to and vest in Buyer, and to put Buyer in possession of, all or any portion of the Equipment.

7.

Conditions to Obligation to Close.

7.1

Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(A)

the representations and warranties set forth in section 3 shall be true and correct in all material respects at and as of the Closing Date;

(B)

Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(C)

Seller shall have procured all of the third party consents and timely provided the notices specified in section 5.2 above;

(D)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (3) if true, make any of the representations or warranties set forth in section 3, not true or not correct; or (4) affect adversely the right of the Buyer to own the Equipment or utilize any part of the Equipment in Buyer’s business;

(E)

Seller’s President shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in this sections (A) through (D) are satisfied in all respects; and

(F)

all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyer.

The Buyer may waive any condition specified in this section 7.1 if it executes a writing so stating at or prior to the Closing.

7.2

Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(A)

Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

(B)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (1) prevent consummation of any of the transactions contemplated by this Agreement, or (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

Seller may waive any condition specified in this section 7.2 if it executes a writing so stating at or prior to the Closing.

8.

Items to be Delivered. At the Closing: (A) Seller shall deliver to Buyer: (1) such deeds, bills of sale, endorsements, assignments, title transfer documents and other good and sufficient instruments of transfer, conveyance, and assignment satisfactory to Buyer and its counsel as shall be effective to vest in and warrant to Buyer good and marketable title to the Equipment, free and clear of all mortgages, security agreements, pledges, charges, claims, liens, and encumbrances, including, without limitation, the bill of sale attached hereto as Exhibit B; (2) all Non-Proprietary manuals, repair and maintenance history documentation and other documents and records pertaining to each item of the Equipment; and (3) the certificate referenced in section 7.1(E); and (B) Buyer shall deliver to Seller the Purchase Price, by wire transfer in accordance with Seller’s written instructions. Simultaneously with delivery of the foregoing, Seller shall take all steps as may be required to put Buyer in actual possession and operating control of the Equipment, Additionally, Buyer will cooperate with the Seller in responding to ongoing Seller customer requests for samples under terms to be negotiated on a case by case basis or until such time the Buyer and Seller agree on terms to license the Sellers Intellectual Property.

9.

Termination.  The parties may terminate this Agreement as set forth in this Section.

9.1

Buyer Termination Generally.  Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing: (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has provided Seller with ten (10) days written notice of the such breach and Seller has not cured such stated breach within the notice period; or (B) if the Closing shall not have occurred on or before April 14th, 2008, by reason of the failure of any condition precedent under section 7.1 hereof (unless the failure results primarily from the Buyer itself or Buyer’s Shareholder himself breaching any representation, warranty, or covenant contained in this Agreement).

9.2

Seller Termination Generally. Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has provided Buyer with ten (10) days written notice of the such breach and Buyer has not cured such stated breach within the notice period; or (B) if the Closing shall not have occurred on or before April 14th, 2008, by reason of the failure of any condition precedent under section 7.2 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

9.3

Effect of Termination. If a party terminates this Agreement pursuant to Sections 9.1(B) or 9.2(B) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party, except for any liability of a party then in breach.

10.

Indemnification.

10.1

Seller shall indemnify and hold Buyer harmless from any and all losses, claims, liabilities, damages, obligations, liens, encumbrances, costs and expenses, including reasonable attorney fees, pretrial, trial and appellate, and court costs, that now exist or may hereafter arise or be asserted against or suffered by Buyer or the Equipment, in whole or in part, from time to time, as a result of: (A) any false or incomplete statement by Seller or any noncompliance or breach by Seller, with respect to any of the terms, covenants, warranties or representations of this Agreement, or the Bill of Sale; or (B) Seller’s ownership and operation of the Equipment prior to the Closing Date.

10.2

Buyer shall indemnify and hold Seller harmless from any and all losses, claims, liabilities, damages, obligations, liens, encumbrances, costs and expenses, including reasonable attorney fees, pretrial, trial and appellate, and court costs, that now exist or may hereafter arise or be asserted against or suffered by Seller, in whole or in part, from time to time, as a result of: (A) any false or incomplete statement by Buyer or any noncompliance or breach by Buyer, with respect to any of the terms, covenants, warranties or representations of this Agreement; or (B) Buyer’s ownership and operation of the Equipment on and after the Closing Date.

11.

No Third-party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

12.

Waiver or Modification.  No purported waiver by any party of any default by another party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

13.

Entire Agreement / No Oral Modifications.  This Agreement sets forth the entire understanding of the parties concerning the subject matter hereof and incorporates all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

14.

Successors.  Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.

Notices.  Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given at the earlier of: (A) actual delivery, when delivered in person; (B) the next business day following a complete successful facsimile transmission to the appropriate number first set forth above; (C) the next business day if sent via overnight express courier (e.g., FedEx) to the party’s address first set forth above; or (D) three (3) business days after being sent by certified United States mail, return receipt requested, postage prepaid, to the party’s address first set forth above.  Either party may change its address for notices or facsimile phone number in the manner set forth herein.

16.

Captions.  The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

17.

Partial Invalidity.  If any term or provisions of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

18.

Applicable Law, Venue and Jurisdiction.  This Agreement shall be construed and governed under and by the laws of the State of Florida.  The parties hereby agree that, except for third party actions, exclusive venue for any legal action authorized hereunder shall be: (A) Orange County, Florida, if Buyer is a defendant or respondent is such action; and (B) Salt Lake County, Utah, if Seller is a defendant or respondent is such action.

19.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

20.

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

21.

Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

22.

Attorney’s Fees. In the event any litigation, mediation, arbitration, or controversy between the parties hereto arises out of or relates to this Agreement, the prevailing party in such litigation, mediation, arbitration or controversy shall be entitled to recover from the other party all reasonable attorneys' fees, expenses and suit costs, including those associated with any appellate proceedings or any post-judgment collection proceedings.

23.

Seller Customer Transition. As requested by the Seller, Buyer will cooperate with the Seller in jointly providing product samples to the Sellers existing customers.  Terms of such joint efforts will be negotiated on a case-by-case basis or until such time the Buyer and Seller agree on terms to license the Sellers Intellectual Property.

24.

Survival.  Sections 3, 5, 6, 10, 12, 13, 15, 16, 18, 21 and 22 shall survive the Closing and shall continue in full force and effect for a period of one (1) year from the execution of this Agreement.

25.

Facilities Sharing Arrangement.  For a period of up to six months from the Closing (as may be agreed by Seller and Buyer), the research Equipment will remain at its present location at 275 Midway Lane, Oak Ridge, TN 37830, and: (i) Buyer will own the Equipment and provide an insurance certificate pursuant to the current landlord’s instructions; (ii) Buyer will be responsible for rent, utilities (water, electricity, natural gas, security, internet, garbage removal, etc.) and all other expenses related to these current facilities, with Seller providing actual invoices to Buyer for such expenses, less the $1,000 mentioned below that is Seller’s shared facility Access Fee (as defined below); (iii) Buyer will provide its own telephone line, and the current Oak Ridge line will be transferred pursuant to directions of John Bates; (iv) Buyer shall be responsible for restoring the current facilities from any damages, modifications, etc., to original condition, from the Closing until the Equipment is moved from the current leased facilities; and Seller shall assume responsibility for the restoration of the current leased facilities from all modifications, damages, etc. that occurred prior to the Closing; (v) Seller will pay Buyer $1,000 per month to have full access to the Equipment for a period of not less than six  months, regardless of whether the Equipment is maintained at the current leased facilities; (vi) Buyer will allow Seller reasonable access on a case-by-case basis to the Equipment at such times and for such fees as Buyer and Seller may agree for a period of one year following the expiration of the first six month facilities sharing arrangement; and (vii) all inventions or technology discovered or otherwise made or developed  exclusively by the Seller during any use of the facilities where the Equipment is housed shall be the sole and separate property of Seller (vii) the mutual Non Disclosure Agreement executed by Seller and Buyer on December 12th, 2007 will apply to any ongoing technical or information exchange as a result the Seller’s use of the Buyer’s Equipment and remain in effect during the term of this Agreement.

 [Signatures on the following page(s).  Balance of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Buyer: Planar Energy Devices, Inc.	Seller: Oak Ridge Micro-Energy, Inc.
/s/Scott Faris	/s/Mark Meriwether
Scott Faris, President	Mark Meriwether, President

Schedule 1

Equipment List

INVENTORY

OAK RIDGE MICRO ENERGY

DATE: 2/12/08

Description	Model #	Serial #	Qty	Listed on Oak Ridge Inventory	Photo Taken

File Cabinet #1 – Misc. Items including gowns, masks and gloves			1		yes
File Cabinet #2 – Misc Items			1		Yes
Wood desk with tools on top – 4ft 2 inch by 34 inches			1		Yes
Audionvac vacuum bag sealer	VMS 43		1	48	Yes
Variac Transformer			1		Yes
Loctite UV Lamp	Zeta 7410	ES329	1	49	yes
Hongzhan Bagger Vacuum Packing Machine	None	020311	1	47	yes
VWR Oven	1305U	1002503	1	29	yes
Impulse Bag Sealer American Intl Electric	AIE-300	E188226	1	64	yes
Laserpro Venus Engraver Assembly	Venus-12W	VE01200033	1	15	Yes
Hotplate/Stirrer	VWR 375		1		Yes
Emachine Computer	T2984		1		Yes
Desk w/computer on it 4ft x 29 ½ inches			1		Yes
Table 6ft x 29 ½ inches			1		Yes

Table 5ft x 30 inches			1		Yes
Table 4ft x 30 inches			1		Yes
Coat rack 4ft x 18 inches			1		Yes
Shelf #1 Misc items – Mini UPS, Vert eq, power supply, insulating rod, empty boxes			1		Yes
Shelf #2 Misc items – high yield tech controller (power), o-scope, 4 rolls copper foil, Tektronix 2465	2465 CTS	B042210	1	42	Yes
File Cabinet #3 Misc items			1		Yes
Table 5ft x 36 inches – white top/gray legs			2		Yes
Asymtek automated dispensing system	D-553 w/ vision system and DV8000 Auger Pump	30553	1	14	yes
Dell Computer Monitor			1		Yes
Computer desk w/tower 2ft 7 inch x 19.5 inches			1		Yes
Gold place automatic pick and place	L-20	ASP-LE2004108	1	8	Yes
View sonic monitor	VE5106		1		Yes
Impression 7 plus monitor			1		Yes
Computer desk 2ft 5 inch x 20 inches			1		Yes
Computer tower			1		Yes
Justrite flammable liquid storage cabinet			1		Yes
Branson Power Supply	40KHZ6		1		Yes
Air pressure gauges/regulator			1		Yes
Variac Transformer			1		Yes

Desk 4 drawer – 4ft 6inch x 2ft			1		Yes
Desk 4ft x 33 inch			1		Yes
Cambridge Instruments Optical Microscope	Stereo Zoom 4		1	66	Yes
Lab jacket			2
National optical microscope	None	None	1	67	Yes
Table 5ft x 30 inches – gray with gray legs			1		Yes
VWR Scientific Vacuum Oven – gray			1		Yes
Paragon Oven – blue Sentry xpress 4.0 micro processor	J142SSP		1		Yes
Brown table 8ft x 36 inch			1		Yes
Lindberg blue tube furnace	TF55035A-1	T110-502268-T0	1	44	Yes
Asymtek automated dispensing system	Automove 402	0002961	1	19	Yes
Texas instruments laptop computer	EXTENSA560CDT
File Cabinet #4 Misc items – nuts, bolts, spare plugs, bus bars					Yes
Shelf #3 – misc items – fuses, air filter, glue, nuts and bolts					Yes
Shelf #4 – misc items – palmer chips, connectors, screws, gas regulator, spray paint, cables, anchors					Yes
Closet #2 – misc items – old chiller, sputtering target					Yes
Pallet mule			1		Yes

Closet #1 – misc items – sputtering target fixtures, Pascal turbo pump,Austin Scientific cryo pump compressor, ruffing pump, cacuum hardware, new –Kurt J. Lesker 2 ion gauge, several flanges	Ion Gauge IG2200 Austin Pump M125W Pascal Pump None	Ion Gauge Q201 Austin Pump 3282 Pascal Pump None	1 1 1 1	Ion Gauge 40 Austin Pump 38 Pascal Pump 28	Yes
Rolling card with gas regulator			1		Yes
Gas cart with brown gas tube			1		Yes
Tool cart w/ misc tools in it			1		Yes
Mat-vac sputter #1		42704A-2	1		Yes
Mat-vac sputter #2		4270UA-1	1		Yes
Disco Dicing Saw	DAD-2H/6T	DD9125	1	5	Yes
Rough laptop computer			1		Yes
Computer cart with tower and misc items 29 ½ x 20			1		Yes
Computer cart with tower, monitor and misc items – 29 ½ x 20			1		Yes
Metal cart with Compaq lap top computer 36” x 15”			1		Yes
Shelf #5 – manuals			1		Yes
Toolbox with misc tools			1		Yes
MSC Milling and drilling machine	RF-31	430737	1	10	Yes
Bandsaw	128	410243	1	62	Yes
Neslab Recirculating chiller	HX300	100242073	1	39	Yes
Ingresoll rand dryer and air compressor and tank	2340	0402270302	1	25?	Yes
Portable air compressor and tank			1		Yes
Empire Sandblaster with sand	PF2636	9435	1	11	Yes

Table – gray 72 inch x 28 inch			1		Yes
Research deposition system				Same as #6?
Electronics rack with controls for research – block = 75x44, side arm = 33 long, front arm = 46 long
Chiller = 26 ½ x 17 ½
Rack = 26 x 23 ½
Laminar flow hood 74” x 32”			1		Yes
Climate particle analyzer	C1-208C	40634	1	43	Yes
Sample prep table with 1 drawer 60x30			1		Yes
Work table 72x30			1		Yes
Advanced energy matching networks			2		Yes
Hex drivers – set			1		Yes
Array of sample holders			1		Yes
Shop vac with ridge hepa filter			2		Yes
Table 60x30			1		Yes
Dell optiplex tavek GX100 with monitor, keyboard and mouse			1		Yes
Zahner impedance measurement unit	IM6E	14138	1	51	Yes
Sierra kiln furnace	360F-S-A-120-P-00	0402170	1	65	Yes
Maccor battery tester – 48 channel each	Series 4000	A020501 A060305	2	7	Yes
Tenny Furnace	TJR	27856-01	1	13	Yes
Computer desk 60x30			1		Yes
IBM and Dell Monitors with keyboards and mouse			2		Yes

Dell towers and smartups 1500 and manuals			2		Yes
Table 60x30			1		Yes
Keithly electrometer/high resistance meter	6517A	0815910	1	52	Yes
Computer table 60x30			1		Yes
Computer tower and monitor			1		Yes
Scintag theta-theta x ray diffractometer 45x41	XDS 2000	144	1	9	yes
Haskris chiller 28 ½ x 20 ½	R033	HA-10785	1	18	Yes
File Cabinet #5 LOCKED			1
Work station table 72 x 36			1		Yes
Shelf with misc items 72x15			1		Yes
Dark gray file cabinet #6 Misc items – empty boxes, manuals, etc.			1		Yes
Table 72x30			1		Yes
Panasonic fax machine	KX-FL501	1HBFC088149	1	53	Yes
VWR lab freezer	U2004GA15	X24P-647891-XP	1	30	Yes
Table 60x30			1		Yes
Dell tower, monitor, keyboard and mouse			1		Yes
Veeco stylus profiler	Dektak 6M	24223	1	16	Yes
Bissell Vacuum Cleaner	3522	0214303921	1		Yes
File cabinet #7 – misc items - manuals, computer cables, phone lines, software			1		Yes
File cabinet #8 – misc items – hanging folders			1		Yes

Table w/power control panel box 45”32”			1		Yes
Electroglas wafer prober	2001X	WP91064309-143704	1	12	Yes
Storage closet misc items – stainless steel tubes, skylight window, panels, filters, overhead projector, binders, printer					Yes
Shelf #5 – misc items – glassware, ethylene carbonate, clip lamp					Yes
Table 60x36			1		Yes
Mbraun glovebox	Labmaster 130	LM03-009	1	6	Yes
Branson ultrasonic cleaners	2510 3510	RLA100273973D RMB060521548E	2	31	Yes
Wet bench w/4 drawers 73x30			1		Yes
Table 72x30			1		Yes
Lindburg/blue hot plate	HP53016A	V23K-495315-VK	1	50	Yes
Green Dolly			1		Yes
Conference table 96x36			1		Yes
Desk 49 ½ x 27			1		Yes
Wipe board 48x36			1		Yes
Sunbeam microwave	SMW 750	SBM2004234	1		Yes
GE mini refrigerator	TAX4DNCBBL	TA302157	1		Yes
Mr Coffee – 4 cup coffeemaker	John’s coffee maker		1		Yes
JEOL scanning electron microscope	JSM-5510	MP17820059	1	2	Yes
2 monitors, 1 tower, keyboard, mouse					Yes
Shelf #6 – misc items, manuals, toolboxes			1		Yes
Green gas cart			1		Yes

MVE Lab 4 with Face protection cap			1		Yes
Haskris chiller	RO33	HA-10983	1	24	Yes
Desk with 4 drawers 59x30			1		Yes
File cabinet #9 Misc items – office supplies			1		Yes
HP laserjet printer	4100N	J4169A	1	34	Yes
Minolta copier	EP1030F	32796430	1	33	Yes
Cryofab LN2 dewar	CFN-100		1	32	Yes
Large chiller 13’ 4 ¼” x 38 ½” x 56” Berg Industrial Chiller	APZ-10-1/1-2P-X	W01425A-AJ1-0804	1	Same as #1?
Big air compressor for house air 220V 30 17.5			1
HX 300 Neslab 220V 30 22.2A
MAT-VAC1 208 215A
Mat-Vac 2 208 215A
x-ray 220V 2.5A?	XDS-2000	144	4?
SEM 220V
Paragon Box Furn
Haskins Chiller			3

Exhibit List:

Exhibit A

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS THAT Oak Ridge Micro-Energy, Inc., a Colorado corporation, whose (“Seller”), pursuant to, and in connection with the consummation of the transactions contemplated by, that Equipment Purchase Agreement dated March 6, 2008 (the “Equipment Purchase Agreement”), by and among Seller and Planar Energy Devices, Inc., a Delaware corporation (“Buyer”), for and in consideration of the payment of ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell, convey, transfer and deliver unto Buyer, its successors and assigns, to have and to hold forever, all and singular the tangible machinery and equipment set forth on Schedule 1 hereto (the “Equipment”).

Seller:

(A)

warrants and represents that:

(1)

it is the lawful owner in all respects of all of the Equipment;

(2)

the Equipment is free and clear of any and all liens, security agreements, encumbrances, claims, demands and charges of every kind and character whatsoever; and

(3)

the Equipment constitutes all machinery and equipment used by Seller to produce and manufacture thin film batteries, as same was undertaken by Seller immediately prior to the date of this Bill of Sale, except for the Proprietary Targets (as that term is defined in the Equipment Purchase Agreement); and

(B)

covenants and agrees, on behalf of itself, its successors and assigns, at all times and from time to time hereafter, at its expense, to:

(1)

warrant and defend the title to all of the Equipment unto the Buyer, its successors and assigns, forever against every person whomsoever makes any claim against or for such herein described property and the Equipment or any part thereof; and

(2)

execute and deliver to Buyer such further instruments, documents, consents and assurances as Buyer may reasonably request to fully and effectively sell, convey, transfer and deliver the Equipment to Buyer; and

(C)

restates and remakes, as though set forth herein, those representations, warranties and covenants set forth in the Equipment Purchase Agreement.

IN WITNESS WHEREOF, this Bill of Sale shall has been executed and delivered, and shall be effective to transfer all of the Equipment, as of the 10th day of March, 2008.

Seller: Oak Ridge Micro-Energy, Inc.

/s/Mark Meriwether

Mark Meriwether, President

Exhibit B

Non-Disclosure Agreement

MUTUAL NONDISCLOSURE AGREEMENT

THIS MUTUAL NONDISCLOSURE AGREEMENT is made and entered into as of December 12, 2007 between Oak Ridge Micro-Energy (ORME) at 275 Midway Lane, Oak Ridge, TN, 37830, and Planar Energy Devices, Inc. at 643 W Michigan St, Orlando, FL  32805. Purpose. The parties wish to explore a business opportunity of mutual interest and in connection with this opportunity, each party may disclose to the other certain confidential technical and business information which the disclosing party desires the receiving party to treat as confidential.

1. “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation and is the subject of efforts to keep it secret or confidential. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties if such third parties are under an obligation of confidentiality to the disclosing party. Notwithstanding the foregoing, Confidential Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party, provided that same occurred through no action or, in the case of an action required by this Agreement, the inaction of the receiving party or through a party under an obligation of confidentiality to the disclosing party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records in existence prior to the time of disclosure; (iv) is obtained by the receiving party without an obligation of confidentiality from a third party and without a breach of such third party's obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession.

2. Non-use and Non-disclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except to evaluate and engage in discussions concerning a potential business relationship between the parties. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party who are required to have the information in order to evaluate or engage in discussions concerning the contemplated business relationship and who are bound to the receiving party to keep such information secret and confidential. Without limiting the foregoing, neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder.  Notwithstanding the foregoing, the receiving party may disclose only that portion of Confidential Information that the receiving party is required to disclose pursuant to lawful subpoena or other applicable legal process if, and only if, the receiving party gives the disclosing party immediate written notice of such requirement prior to such disclosure and reasonable assistance, at the expense of the disclosing party, to seek an order protecting the information from public disclosure.

3. Maintenance of Confidentiality. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the Confidential Information of the other party unless the same are approved, in advance, in writing by the other party. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

4. No Obligation. Nothing herein shall obligate either party to proceed with any transaction between them, and each party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning the business opportunity.

5. No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS”. EACH PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS OR PERFORMANCE.

6. Return of Materials. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the other party, shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party upon the disclosing party's written request.

7. No License. Nothing in this Agreement is intended to grant any rights to either party under any patent, mask work right or copyright of the other party, nor shall this Agreement grant any party any rights in or to the Confidential Information of the other party except as expressly set forth herein.

8. Term. The obligations of each receiving party hereunder shall survive until such time as all Confidential Information of the other party disclosed hereunder becomes publicly known and made generally available through no action or inaction of the receiving party and as otherwise set forth in section 1.

9. Remedies. Each party agrees that any violation or threatened violation of this Agreement may cause irreparable injury to the other party, entitling the other party to seek injunctive relief in addition to all legal remedies.

10. Miscellaneous. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the State of New York, without reference to conflict of laws principles. This document contains the entire agreement between the parties with respect to the subject matter hereof, and neither party shall have any obligation, express or implied by law, with respect to trade secret or proprietary information of the other party except as set forth herein. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.

Planar Energy Devices, Inc.                                        Oak Ridge Micro-Energy

By: /s/Scott Faris                                                         By: /s/ John B. Bates

Name: Scott Faris                                                        Name: John B. Bates

Title: CEO                                                                   Title: Director & Chief Technical

                                                                                     Officer

Telephone #: 407-459-1440                                        Telephone: 865-220-8886